UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ISBA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    The Supplemental Executive Retirement Plan
Effective August 11, 2026, the registrant entered into a participation agreement under the Isabella Bank Corporation Supplemental Executive Retirement Plan ("Plan") with Gerald J. Ritzert, Chief Financial Officer of the registrant (the “Participation Agreement”). Under the Participation Agreement, the registrant agreed to make eight (8) annual credits to Mr. Ritzert's Plan account. The eight annual credits total $300,000. Similar to previous agreements, the Participation Agreement provides that Mr. Ritzert’s early retirement age under the Plan is age 55 and that his normal retirement age under the Plan is age 65. The Participation Agreement replaces the Plan’s default form of payment upon Mr. Ritzert’s separation from service with the form of five (5) annual installments, consistent with previous agreements.
The Participation Agreement is qualified in its entirety by reference to the text of the Participation Agreement, which is attached as Exhibits 10.1.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

10.1	Participation Agreement for Gerald J. Ritzert
104	Cover page interactive data file - the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	August 14, 2026	By:	/s/ Jerome E. Schwind
Jerome E. Schwind, President & CEO